SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                   May 14, 2007
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                             American TonerServ Corp.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
---------------------------   -----------------  ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403
         ---------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (800) 736-3515
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     Effective May 14, 2007, the Board of Directors of American TonerServ Corp. (the "Company") elected Michael V. Ducey to serve as the Company's Senior Vice President of Sales. Mr. Ducey has spent the last ten years in various executive sales and management positions with Nukote International, a company that makes about 2,000 products for more than 30,000 devices, including ink and toner cartridges for laser and ink-jet printers, copiers, and fax machines, as well as remanufactured and replacement cartridges. Prior to that, he occupied several management positions over more than 20 years of service with Standard Register, a leading document services provider.

     Mr. Ducey's compensation package provides for base compensation of $150,000 per year. Mr. Ducey's salary will be reviewed annually thereafter. Mr. Ducey will receive an opportunity to earn a cash bonus of up to 30% of his base salary. The bonus will be based upon criteria set by the Board of Director's compensation committee. Additionally, Mr. Ducey is to be granted stock options by the Board of Directors as described in his Employment Letter. A copy of his Employment Letter is filed as Exhibit 10.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

      The exhibit identified below is filed as part of this report:

      10.1  Employment Letter with Michael V. Ducey


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN TONERSERV CORP.



Dated: May 18, 2007                By: /s/ Daniel J. Brinker
                                       Daniel J. Brinker
                                       President